Filed pursuant to Rule 424(b)(4)

Registration No. 333-272133

PROSPECTUS

1,166,667 shares of Common Stock

Common Warrants to Purchase up to 2,066,667 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 900,000 Shares of Common Stock

Up to 2,066,667 shares of Common Stock underlying the Common Warrants

Up to 900,000 shares of Common Stock underlying the Pre-Funded Warrants

ShiftPixy, Inc. is offering, on a best efforts basis, 1,166,667 shares of our common stock, par value $0.0001 per share, together with common warrants to purchase up to 2,066,667 shares of common stock, (the “Common Warrants”). Each share of our common stock, or pre-funded warrant in lieu thereof (the “Pre-Funded Warrants”), is being sold together with a Common Warrant. The shares of common stock and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The public offering price per share and accompanying Common Warrant is $1.50 and the public offering price per Pre-Funded Warrant and accompanying Common Warrant is $1.4999. The Common Warrants will be exercisable immediately, have an initial exercise price of $1.50 per share, and will expire five years from the date of issuance.

We are also offering Pre-funded Warrants to purchase up to 900,000 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-funded Warrant is exercisable for one share of our common stock and has an exercise price of $0.0001 per share. Each Pre-funded Warrant is being offered together with the Common Warrants. The Pre-funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering.

Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of Pre-funded Warrants and Common Warrants offered hereby. 1,100,000 shares, 900,000 Pre-Funded Warrants, and 2,000,000 Common Warrants are being sold in this offering under a securities purchase agreement dated July 12, 2023 between us and the purchaser thereunder.

We have engaged A.G.P./Alliance Global Partners (whom we refer to herein as “AGP” or the “Placement Agent”) in connection with the securities offered in this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.

The shares of our common stock, Pre-funded Warrants and Common Warrants being offered will be sold in a single closing. The shares issuable upon exercise of the Pre-funded Warrants or Common Warrants will be issued upon the exercise thereof.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “PIXY.” On July 11, 2023, the last reported sale price of our common stock was $2.39 per share. We do not intend to list the Pre-funded Warrants or the Common Warrants offered pursuant to this prospectus on any national securities exchange or other nationally recognized trading system.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$1.50	$1.4999	$3,099,911
Placement Agent Fees(1)	$0.105	$0.105	$217,000
Proceeds to us, before expenses(2)	$1.395	$1.3949	$2,882,911

(1)

Does not include certain expenses of the Placement Agent. See “Plan of Distribution” beginning on page 16 of this prospectus for additional information regarding compensation to be received by the Placement Agent.

(2)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-funded Warrants or Common Warrants.

Delivery of the shares of our common stock, Pre-funded Warrants and Common Warrants is expected to be made on or about July 14, 2023.

Sole Placement Agent

A.G.P.

The date of this prospectus is July 12, 2023

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You should rely only on the information contained in or incorporated by reference in this prospectus or in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the placement agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus. In this prospectus, unless expressly noted or the content indicates otherwise, the words “we,” “us,” “our,” “ShiftPixy,” “Company” and similar references mean ShiftPixy, Inc. and its subsidiaries.

Company Overview

We are a human capital management (“HCM”) platform. We provide payroll and related employment tax processing, human resources and employment compliance, employment related insurance, staffing and other employment administrative services solutions for our business clients (“clients” or “operators”) and shift work or “gig” opportunities for worksite employees (“WSEs” or “shifters”). As consideration for providing these services, we receive service, administrative or processing fees that are typically calculated as a percentage of a gross payroll applicable to workers that are assigned to provide services in employment for clients. The level of our service and administrative fees is dependent on the nature and extent of the services provided to our clients which ranges from basic payroll processing to a full suite of human resources information systems (“HRIS”) technology and staffing. Our primary operating business metric is gross billings, which typically consists of the payroll costs attendant to the workers assigned to clients, which includes, in addition to payroll, workers’ compensation insurance premiums, employer taxes, and benefits costs.

Our goal is to be the best online fully-integrated workforce solution and employer services support platform for lower-wage workers and employment opportunities. We have built an application and desktop capable marketplace solution that allows for workers to access and apply for job opportunities created by our clients and to provide traditional back-office services to our clients as well as real-time business information for our clients’ human capital needs and requirements.

We have designed our business platform to evolve to meet the needs of a changing workforce and a changing work environment. We believe our approach and robust technology will benefit from the observed demographic workplace shift away from traditional employee/employer relationships towards the increasingly flexible work environment that is characteristic of the gig economy. We believe this change in approach began after the 2008 financial crisis and is currently being driven by the labor shortage created as a result of the COVID-19 economic crisis. We also believe that a significant problem underpinning the lower wage labor crisis is the sourcing of workers and matching temporary or gig workers to short-term job opportunities.

On July 29, 2020, we announced the launch of ShiftPixy Labs, Inc. (“ShiftPixy Labs”), which includes the development of ghost kitchens in conjunction with our wholly owned subsidiary, ShiftPixy Labs. Through this initiative, we intend to bring various food delivery concepts to market that will combine with our HRIS platform to create an easily replicated, comprehensive food preparation and delivery solution. During our 2021 fiscal year, we established an industrial facility in Miami that we expect to be fully completed and operational during our 2023 fiscal year. During our 2022 fiscal year, we equipped this facility with ten standardized kitchen stations in both single and double kitchen configurations built within standard cargo container shells and ordered a food truck for mobile operation. We expect this facility, upon completion, to function as a state-of-the-art ghost kitchen space that will be used to incubate restaurant ideas through collaboration and partnerships with local innovative chefs, resulting in sound businesses that provide recurring revenue to us in a variety of ways, both through direct sales and utilization of the ShiftPixy Ecosystem, our HRIS platform, and other human capital services that we provide. To the extent that this business model is successful and can be replicated in other locations, we believe it has the potential to contribute significant revenue to us in the future. We anticipate spinning off ShiftPixy Labs, while continuing to function as a key vendor, providing ShiftPixy Labs with access to our HRIS platform and helping to fulfill its workforce needs.

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THE OFFERING

Securities offered

1,166,667 shares of common stock, common warrants to purchase up to 2,066,667 shares of our common stock (“Common Warrants”), and pre-funded warrants to purchase up to 900,000 shares of common stock (“Pre-funded Warrants”). The shares of common stock or Pre-funded Warrants, respectively, and Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each Common Warrant has an exercise price of $1.50 per share and will expire five years from the date of issuance. The public offering price per share and accompanying Common Warrant is $1.50, and the public offering price per Pre-Funded Warrant and accompanying Common Warrant is $1.4999. We are also registering the shares of our common stock issuable upon exercise of the Common Warrants and Pre-funded Warrants.

Pre-Funded Warrants we are offering

We are also offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, Pre-funded Warrants to purchase up to 900,000 shares of our common stock. Each Pre-funded Warrant is exercisable for one share of our common stock. The exercise price of each Pre-funded Warrant is $0.0001 per share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

Common stock outstanding immediately before this offering	10,110,524

Common stock to be outstanding after this offering	12,177,191 shares of common stock (assuming exercise of the Pre-Funded Warrants, but not of the Common Warrants).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $2.5 million, after deducting placement agent fees and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “PIXY.”

Unless otherwise indicated, all information contained in this prospectus assumes the sale of the 1,166,667 shares and 900,000 Pre-Funded Warrants offered hereby at the public offering price of $1.50 per share and accompanying Common Warrant, and $1.4999 per Pre-Funded Warrant and accompanying Common Warrant, the exercise of the 900,000 Pre-Funded Warrants, and no exercise of any Common Warrants, and gives effect to the one-for-one hundred reverse split of our common stock that became effective on September 1, 2022. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 10,110,524 shares outstanding as of July 12, 2023. The number of shares outstanding as of July 12, 2023, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

•	1,252,749 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $35.68;

•	10,003 shares issuable upon exercise of outstanding options with a weighted average exercise price of $813.70; and

•	59,040 shares issuable to certain of our directors as compensation for accrued services.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to this Offering and Ownership of Our Securities

We have incurred losses in the past, our financial statements have been prepared on a going concern basis and we may be unable to achieve or sustain profitability in the future.

We are an emerging business and are in the process of developing our products and services. We have been in business since July 2015. Although our continuing business processed gross billings of over $81 million and $79 million for Fiscal 2022 and Fiscal 2021, respectively, it is still difficult, if not impossible, to forecast our future results based upon our limited historical operating data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, our gross billings in the future may decline, which may result in a decline in our stock price. There can be no assurances that we will be able to generate sufficient revenue from our existing products and services or from any future product and service candidates to transition to profitability and generate consistent positive cash flows. Following this offering, we expect that our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance, and commercialize our existing and new products and services and incur additional operating and reporting costs associated with being a public company. As a result, we expect to continue to incur operating losses for the foreseeable future and may never achieve profitability. Furthermore, even if we do achieve profitability, we may not be able to sustain or increase profitability on an ongoing basis. If we do not achieve profitability, it will be more difficult for us to finance our business and accomplish our strategic objectives.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the fiscal years ended, August 31, 2022 and 2021, describing the existence of substantial doubt about our ability to continue as a going concern. Based upon our current operating plan, we believe that our existing cash and cash equivalents will not be sufficient to fund our operating expenses and capital expenditure requirements for next 12 months. Further, the net cash proceeds in this offering will not provide us with sufficient cash to fund our operating expenses and capital expenditure requirements for next 12 months. Accordingly, we will need additional funding to fund our operations in the future. However, additional funds may not be available to us on acceptable terms on a timely basis, if at all. If we are unable to raise additional capital or generate sufficient cash from operations to adequately fund our operations, we will need to curtail planned activities to reduce costs, which will likely harm our ability to execute on our business plan and continue operations.

We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any future debt financing into which we enter may impose upon us additional covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments, and engage in certain merger, consolidation or asset sale transactions. Any future debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders.

Purchasers in the offering will suffer immediate dilution.

If you purchase securities in this offering, the value of your shares based on our net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At the public offering price of $1.50 per share, purchasers of common stock in this offering will experience immediate dilution of approximately $4.25 per share. See “Dilution.”

The Common Warrants are speculative in nature.

The Common Warrants will be exercisable for five years from the date of initial issuance at an exercise price of $1.50 per share. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Common Warrants. In the event that our common stock price does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, a holder of the Common Warrants may be unable to profit from exercising such Common Warrants before they expire.

The Pre-funded Warrants or the Common Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants and the Common Warrants will be limited.

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Except as otherwise provided in the Common Warrants and Pre-funded Warrants, holders of Common Warrants and Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Common Warrants or Pre-funded Warrants and acquire our common stock.

Except as otherwise provided in the Common Warrants and Pre-funded Warrants, until holders of Common Warrants or Pre-funded Warrants acquire our common stock upon exercise of the Common Warrants or Pre-funded Warrants, holders of Common Warrants and Pre-funded warrants will have no rights with respect to our common stock underlying such Common Warrants and Pre-funded Warrants. Upon exercise of the Common Warrants and Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

Our common stock currently trades on Nasdaq, where it is subject to various listing requirements. Prior to effecting the 1 for 100 reverse stock split in September 2022, we were notified by Nasdaq that we were not in compliance with certain of these listing requirements, and that failure to correct these deficiencies would result in delisting. On September 19, 2022, Nasdaq notified us that we had achieved compliance with Nasdaq Listing Rule 5550(a)(2) inasmuch as the closing bid price of the Company’s common stock had been at $1.00 per share or greater for the requisite period. On June 5, 2023, Nasdaq notified us that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) inasmuch as our listed securities have a market value of less than $35 million. In addition, we do not currently meet the alternative compliance standards relating to stockholders’ equity or net income from continuing operations. If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

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We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock, which may decrease in value.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

                All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering from the sale of the securities will be approximately $2.5 million, after deducting the Placement Agent fees and estimated offering expenses.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital. Our management will have broad discretion in the application of the net proceeds.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of February 28, 2023, as follows:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to the assumed sale by us of 1,166,667 shares of common stock and 900,000 Pre-Funded Warrants in this offering at the public offering price of $1.50 per share and accompanying Common Warrant (assuming the exercise of all Pre-Funded Warrants), after deducting the Placement Agent fees and other estimated offering expenses payable by us.

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You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the period ended February 28, 2023, and the related notes thereto, included in our quarterly report on Form 10-Q for the period ended February 28, 2023 and incorporated by reference in this prospectus.

	Actual	As Adjusted
Cash	$818,000	$3,361,000
Total liabilities	$47,499,000	$47,499,000
Stockholders’ deficit:
Preferred stock, 50,000,000 authorized shares; $0.0001 par value: 0 shares issued and outstanding	$0	$0
Common stock, 750,000,000 authorized shares; $0.0001 par value; 9,976,536 shares issued and outstanding, actual, 12,043,203 shares issued and outstanding, as adjusted	$6,000	$6,000
Additional paid-in capital	$168,193,000	$170,736,000
Accumulated deficit	$(203,917,000)	(203,917,000)
Total stockholders’ deficit	$(35,718,000)	$(33,175,000)

The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 9,976,536 shares outstanding as of February 28, 2023, and excludes, as of such date:

•	1,252,749 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $35.68;

•	10,003 shares issuable upon exercise of outstanding options with a weighted average exercise price of $813.70; and

•	59,040 shares accrued and issuable to certain of our directors as compensation for services.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible (negative) book value as of February 28, 2023, was $(35,718,000), or $(3.58) per share of common stock based on 9,976,536 shares of common stock outstanding as of February 28, 2023. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

After giving effect to the assumed sale by us of 1,166,667 shares of common stock and 900,000 Pre-Funded Warrants at the public offering price of $1.50 per share (without attributing any value to the Common Warrants, and assuming the exercise of all of the Pre-Funded Warrants), and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible negative book value as of February 28, 2023 would have been approximately $(33,175,000) or $(2.75) per share of common stock. This represents an immediate increase in the net tangible negative book value of $0.83 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $4.25 per share to new investors. The following table illustrates this hypothetical per share dilution:

Public offering price per share	$1.50
Historical net tangible negative book value per share as of February 28, 2023	$(3.58)
Increase in net tangible negative book value, as adjusted, per share attributable to this offering	$0.83
As adjusted net tangible negative book value per share as of February 28, 2023, after giving effect to this offering	$(2.75)
Dilution per share to new investors purchasing shares in this offering	$4.25

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 12, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table lists applicable percentage ownership based on 10,110,524 shares of common stock outstanding as of July 12, 2023. In addition, under SEC rules, beneficial ownership of common stock includes shares of our common stock issuable pursuant to the conversion or exercise of securities that are either immediately exercisable or convertible into common stock or exercisable or convertible into common stock within 60 days of July 12, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o ShiftPixy Inc., 13450 W. Sunrise Blvd., Suite 650, Sunrise, FL 33233, phone number (888) 798-9100.

Name	Number of Shares Beneficially Owned		Beneficial Ownership Percentage Prior to the Offering	Beneficial Ownership Percentage After the Offering(3)
Scott W. Absher	8,608,138	(1)	85.1%	70.7%
Douglas Beck	0		-	-
Kenneth W. Weaver	0		-	-
Whitney J. White	15		*	*
Christopher Sebes	0		-	-
Amanda Murphy	1,030	(2)	*	*
All executive officers and directors (6 persons)	8,609,183		85.5%	70.7%

*	Less than 1%
(1)	Includes 13 shares of common stock underlying options exercisable within 60 days of July 12, 2023.
(2)	Represents shares underlying options exercisable within 60 days of July 12, 2023.
(3)

Assumes the sale of 1,166,667 shares of common stock, 900,000 Pre-Funded Warrants and 2,066,667 Common Warrants at a combined assumed public offering price of $1.50 per share and accompanying Common Warrant in this offering and assumes the exercise of all Pre-Funded Warrants.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

The following is a summary of the material terms of our capital stock and certain provisions of our certificate of incorporation and bylaws. Since the terms of our certificate of incorporation and bylaws, and Wyoming law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Wyoming law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” below. The summary below is also qualified by provisions of applicable law.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Wyoming law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on our common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on our common stock may be restricted by loan agreements, indentures and other transactions we enter into from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of our common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to our common stock. When issued in accordance with our articles of incorporation and bylaws, shares of our common stock are fully paid and not liable for further calls or assessment by us.

Pre-funded Warrants to be issued in this offering

The following summary of certain terms and conditions of the Pre-funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at a nominal price at a later date.

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Form

The Pre-funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-funded Warrants.

Exercisability

The Pre-funded Warrants are exercisable at any time after their original issuance. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the Pre-funded Warrants is $0.0001 per share of common stock. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full.

Cashless Exercise

If, at any time after the issuance of the Pre-funded Warrants, the holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the Pre-funded Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Pre-funded Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Pre-funded Warrants to the holders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-funded Warrants and we do not plan on applying to list the Pre-funded Warrants on The Nasdaq Capital Market any other national securities exchange or any other nationally recognized trading system.

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Fundamental Transactions

If, at any time while the Pre-funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our common stock, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding common stock, or (5) we effect any reclassification or recapitalization of our common stock or any compulsory exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of pre-funded warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of common stock then issuable upon exercise of those pre-funded warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock or as otherwise set forth in the Pre-Funded Warrants, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-funded Warrant.

Common warrants to be issued in this offering

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Common Warrant.

Duration and Exercise Price. Each Common Warrant offered hereby will have an initial exercise price per share of $1.50. The Common Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. A Common Warrant to purchase one share of our common stock will be issued for every one share of common stock and Pre-funded Warrant purchased in this offering. The Common Warrants will be issued in certificated form.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

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Transferability. Subject to applicable laws, the Common Warrants may be transferred at the election of the holder upon surrender of the Common Warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Common Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they acquire shares of our common stock upon exercise of their Common Warrants.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock.

Outstanding Warrants

As of July 12, 2023, we had 1,252,749 outstanding warrants with a weighted average exercise price of $35.68 per share, with a weighted average remaining life of 6.3 years.

Effective upon closing of this offering, the exercise price of an aggregate of 1,186,742 outstanding warrants we issued to an investor in 2020 and 2022 will be reduced to $1.50, subject to further adjustment as provided in the warrants, pursuant to a warrant amendment we entered into with the investor.

Outstanding Options

As of July 12, 2023, we have 10,003 outstanding options with a weighted average exercise price of $813.70 per share, with a weighted average remaining contractual life of 7.2 years.

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Certain Anti-Takeover Effects

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of the preferred stock, if the option to acquire such shares is exercised, would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of other preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he or she reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any matter but may also, in his or her discretion, consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated July 12, 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement directly with an investor for the sale of 1,100,000 shares, 900,000 Pre-Funded Warrants, and 2,000,000 Common Warrants in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about July 14, 2023.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per share and Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$1.50	$1.4999	$3,099,911
Placement Agent Fees(1)	$0.105	$0.105	$217,000
Proceeds to us, before expenses(2)	$1.395	$1.3949	$2,882,911

(1)

We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate proceeds from the sale of the shares of common stock, the Common Warrants and Pre-funded Warrants sold in this offering.

(2)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-funded Warrants or Common Warrants.

We have agreed to pay up to $75,000 of the Placement Agent’s accountable expenses relating to the offering, including for road show, diligence, and legal expenses. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $340,000.

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The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

                Our  common stock is listed on The Nasdaq Capital Market under the trading symbol “PIXY.” We do not plan to list the Pre-funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors have agreed, subject to limited exceptions, not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days from the effective date of this registration statement, with respect to our officers and directors, and 60 days from the closing date of this offering, with respect to us.

Discretionary Accounts

                The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Transfer Agent and Registrar

VStock Transfer LLC as the transfer agent and registrar for our common stock.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

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LEGAL MATTERS

We are being represented by Sichenzia Ross Ference LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York state law. The enforceability of the Pre-Funded Warrants and Common Warrants will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The validity of the securities offered hereby will be passed upon for us by Bailey, Stock, Harmon, Cottam, Lopez LLP, Cheyenne, Wyoming. The Placement Agent is being represented by The Crone Law Group P.C., New York, New York in connection with this offering.

EXPERTS

                The consolidated financial statements of ShiftPixy, Inc. at August 31, 2022 and 2021 appearing in our Annual Report on Form 10-K for the year ended August 31, 2022, as amended by our Annual Report on Form 10-K/A for the year ended August 31, 2022, have been audited by Marcum LLP, an independent registered public accountant, as set forth in its report thereon included therein, which include an explanatory paragraph as to the Company’s ability to continue as a going concern and which are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

                The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

•

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, filed with the SEC on December 13, 2022, as amended by our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended August 31, 2022, filed with the SEC on December 14, 2022, as amended by our Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended August 31, 2022, filed with the SEC on February 2, 2023, as amended by our Annual Report on Form 10-K/A (Amendment No. 3) for the fiscal year ended August 31, 2022, filed with the SEC on February 9, 2023;

•

Our Current Reports on Form 8-K and 8-K/A filed on September 6, 2022, September 8, 2022, September 21, 2022, September 23, 2022, October 3, 2022, December 5, 2022, December 19, 2022, January 9, 2023, and January 20, 2023, February 21, 2023, March 8, 2023, March 9, 2023, May 26, 2023, June 6, 2023, and June 8, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2022, filed on January 23, 2023;
•	Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2023, filed on April 14, 2023;
•	Our definitive proxy statement on Schedule 14A filed on January 11, 2023; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on June 28, 2017.

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: ShiftPixy, Inc., Attention: Corporate Secretary, 13450 W. Sunrise Blvd., Suite 650, Sunrise, FL 33233, phone number (888) 798-9100.

                All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

                We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. We also maintain a website at http://www.shiftpixy.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 13450 W Sunrise Blvd, Suite 650, Sunrise, FL 33323, (888) 798-9100.

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Prospectus

1,166,667 shares of Common Stock

Common Warrants to Purchase up to 2,066,667 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 900,000 Shares of Common Stock

Up to 2,066,667 shares of Common Stock underlying the Common Warrants

Up to 900,000 shares of Common Stock underlying the Pre-Funded Warrants

Sole Placement Agent

A.G.P.

July 12, 2023